UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 6, 2015

FlexShopper, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-52589	20-5456087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2700 North Military Trail, Ste. 200 Boca Raton, FL	33431
(Address of Principal Executive Offices)	(Zip Code)

(561) 419-2923

(Registrant’s Telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Explanatory Note

The purpose of the filing of this Form 8-K/A is to file certain attachments to Exhibit 10.1.

Item 1.01. Entry into a Material Definitive Agreement.

On March 6, 2015, FlexShopper, Inc. (“FlexShopper”), through a wholly-owned subsidiary (the “Borrower”), entered into a credit agreement (the “Credit Agreement”) with WE 2014-1, LLC, an affiliate of Waterfall Asset Management, LLC (“Waterfall”), and certain other lenders thereunder from time to time (collectively, the “Lender”). The Borrower is permitted to borrow funds under the Credit Agreement based on the Borrower’s cash on hand and the Amortized Order Value of the Borrower’s Eligible Leases (as such terms are defined in the Credit Agreement) less certain deductions described in the Credit Agreement. Under the terms of the Credit Agreement, subject to the satisfaction of certain conditions, the Borrower may borrow up to $25,000,000 from the Lender for a term of two years. The borrowing term may be extended for an additional twelve months in the sole discretion of the Lender. The Credit Agreement contemplates that the Lender may provide additional debt financing to the Borrower, up to $100 million in total, under two uncommitted accordions following satisfaction of certain covenants and other terms and conditions. The Lender will receive security interests in certain leases as collateral under the Credit Agreement. For the term of the Credit Agreement, FlexShopper and its subsidiaries may not incur additional indebtedness (other than certain indebtedness expressly permitted under the Credit Agreement) without the permission of the Lender. Waterfall and its affiliates will have a right of first refusal on certain subsequent FlexShopper transactions involving leases or other financial products during the term of the Credit Agreement and up to three months following the termination thereof.

Pursuant to the Credit Agreement, amounts borrowed by the Borrower will bear interest at the rate of LIBOR plus a mid-teen percent per annum, and a small non-usage fee will be assessed on any undrawn amount if the facility is less than 80% drawn on average in any given measurement period commencing three months after the closing of the facility.

The Credit Agreement includes customary events of default, including, among others, failures to make payment of principal and interest, breaches or defaults under the terms of the Credit Agreement and related agreements entered into with the Lender, breaches of representations, warranties or certifications made by or on behalf of the Borrower in the Credit Agreement and related documents (including certain financial and expense covenants), deficiencies in the borrowing base, certain judgments against the Borrower and bankruptcy events. If an event of default occurs and is continuing, the Lender may, among other things, terminate any remaining commitments available to the Borrower, declare all outstanding principal and interest immediately due and payable and enforce any and all liens created in connection with the Credit Agreement. In connection with the closing under the Credit Agreement, the Company will pay placement agent fees totaling $850,000.

In connection with entering into the Credit Agreement, on March 6, 2015, FlexShopper raised approximately $8.6 million in net proceeds through direct sales of 17.0 million shares of FlexShopper common stock, par value $0.0001 per share (the “Shares”), to certain affiliates of Waterfall and other accredited investors (the “Investors”) for a purchase price of $0.55 per share (the “Equity Purchases”). The Shares were placed pursuant to Rule 506 of Regulation D under the Securities Act of 1933. The Shares were not registered under the Securities Act of 1933 and may not be offered or sold absent registration or an applicable exemption from registration requirements.

In connection with the issuance of the Shares to the Investors, on March 6, 2015, FlexShopper entered into Investor Rights Agreements with certain of the Investors. The Investor Rights Agreement entered into with affiliates of Waterfall provides that, so long as the those Investors beneficially own at least 10% of FlexShopper common stock then issued and outstanding, Waterfall will have the right to nominate one director to the FlexShopper Board of Directors (the “Board”). Upon the closing of the Equity Purchases, those Investors beneficially own more than 10% of FlexShopper common stock then issued and outstanding and thus are entitled to nominate one director to the Board. The Investor Rights Agreement with affiliates of Waterfall also entitles those Investors to certain demand registration rights and certain preemptive rights on future sales of equity securities of FlexShopper. The Waterfall Investor Rights Agreement and the Investor Rights Agreements entered into with other Investors entitle all Investors to certain piggyback registration rights.

A copy of the Credit Agreement and the Investor Rights Agreements are filed with this report as Exhibits 10.1, 10.2 and 10.3, respectively, and are hereby incorporated by reference herein. The foregoing descriptions of the Credit Agreement and the Investor Rights Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of such documents.

2

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated as of March 6, 2015, among FlexShopper 2, LLC, Wells Fargo Bank, N.A., various Lenders from time to time party thereto and WE 2014-1, LLC.*

10.2	Investor Rights Agreement, dated as of March 6, 2015, by and among FlexShopper, Inc., the Management Stockholders and affiliates of Waterfall. (1)

10.3	Form of Investor Rights Agreement, dated as of March 6, 2015, by and among FlexShopper, Inc. and the Investors party thereto. (1)

*Filed herewith.

(1) Previously filed with the original Form 8-K dated March 6, 2015.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXSHOPPER, INC.
Date: May 15, 2015
	By:	/s/ Brad Bernstein
Name: Brad Bernstein Title: President and Chief Financial Officer

4

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated as of March 6, 2015, among FlexShopper 2, LLC, Wells Fargo Bank, N.A., various Lenders from time to time party thereto and WE 2014-1, LLC.*

10.2	Investor Rights Agreement, dated as of March 6, 2015, by and among FlexShopper, Inc., the Management Stockholders and affiliates of Waterfall. (1)

10.3	Form of Investor Rights Agreement, dated as of March 6, 2015, by and among FlexShopper, Inc. and the Investors party thereto. (1)

*Filed herewith.

(1) Previously filed with the original Form 8-K dated March 6, 2015.